CONSENT OF VOCKER KRISTOFFERSON AND CO.


We hereby consent to the incorporation by reference of our reports, with respect to the audited balance sheet of AeroCentury Corp. dated
March 6, 1997, and with respect to the audited financial statements of each of JetFleet Aircraft, L.P., and JetFleet Aircraft II, L.P., dated February 6, 1997, contained in the Form S-4 Registration Statement (333-24743) filed for AeroCentury Corp. into the Form 8-K/A dated
March 16, 1998.


                                           /s/ Vocker Kristofferson and Co.
                                          -----------------------
                                          VOCKER KRISTOFFERSON AND CO.
                                          March 13, 1998